UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 23, 2009
Date of Earliest Event Reported: October 19, 2009

Medis Technologies Ltd.
(Exact name of registrant as specified in its charter)

Delaware	0-30391	13-3669062
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

805 Third Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 935-8484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective as of October 19, 2009, Medis Technologies Ltd. (“Medis”) assumed approximately $4,417,908 of outstanding trade debt (the “Claims”) of its wholly owned subsidiary, More Energy Ltd. (“More”).  The debt was initially incurred by More in the ordinary course of its business and subsequently acquired by American Capital Management, LLC (the “Claim Holder”). On or around October 20, 2009, the Claim Holder sued Medis in Los Angeles Superior Court for repayment of the Claims.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  Investors are cautioned that forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements.  Such risks include, but are not limited to, the risks and uncertainties outlined in Medis’s documents filed with the SEC.  All forward-looking statements and other information in this Current Report on Form 8-K are based upon information available as of the date of this Report.  Such information may change or become invalid after the date of this Current Report, and, by making these forward-looking statements, Medis undertakes no obligation to update these statements after the date of this Current Report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medis Technologies Ltd.

Date: October 23, 2009	By:	/s/ Steven N. Crea
Steven N. Crea
Chief Financial Officer